EXHIBIT 99.1

                                         FOR:    INTERPOOL, INC.
FOR IMMEDIATE RELEASE

                                     CONTACT:    Mitchell I. Gordon
                                                 Chief Financial Officer
                                                 (212) 916-3284

                                                 Morgen-Walke Associates
                                                 Gordon McCoun, Jennifer Angell
                                                 Media contact: Shannon Stevens
                                                 (212) 850-5600


                  INTERPOOL, INC. COMPLETES ACQUISITION OF THE
        NORTH AMERICAN INTERMODAL DIVISION OF TRANSAMERICA LEASING, INC.

PRINCETON, N.J., October 24, 2000 - Interpool, Inc. (NYSE: IPX) announced today that it has completed the acquisition of the North American intermodal division of Transamerica Leasing, Inc., a subsidiary of Transamerica Finance Corporation and AEGON N.V. (NYSE: AEG), based in Purchase, New York. Interpool purchased the division, which will add an estimated $165 million to Company sales on a full-year basis, for approximately $675 million in cash.

Transamerica Leasing is a leading domestic lessor of intermodal equipment. Transamerica Leasing's chassis fleet services both international shipping lines and North American railroads, and the rail trailer and domestic container fleets also supply the domestic railroad industry.

Martin Tuchman,  Chairman and Chief Executive  Officer of Interpool,  commented:
"The acquisition of Transamerica's intermodal business is an excellent strategic fit for Interpool, making us the largest lessor of intermodal container chassis in the United States with over 165,000 units. It enables us to further capitalize upon the growth opportunities of our proprietary Poolstat chassis management operation, by effectively expanding the Interpool customer base that utilizes our Poolstat software system to include the rail industry, which is the perfect complement to our presence in the maritime industry."

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          INTERPOOL, INC. COMPLETES ACQUISITION OF THE NORTH AMERICAN
INTERMODAL DIVISION OF TRANSAMERICA LEASING, INC.                         Page 2

Raoul Witteveen, President and Chief Operating Officer, added: "We believe that as a combined company, Interpool is well-positioned for continued growth. With Transamerica Leasing's highly regarded management team, coupled with Interpool's unparalleled industry experience and growth orientation, we are in an even stronger position to provide the best service and equipment to our customers."

Mr. Tuchman concluded: "We expect a smooth integration of Transamerica's intermodal business into our operations and will work to maximize the benefits of the increased utilization of our Poolstat fleet and expanded equipment base. These factors, combined with greater financial resources and broadened management and customer services teams, should result in a strengthening of our customer service offerings."

Interpool, originally founded in 1968, is one of the world's leading suppliers of equipment and services to the transportation industry. It is the largest lessor of intermodal container chassis in the United States and a world-leading lessor of cargo containers used in international trade. Interpool leases its containers and chassis to over 200 customers, including nearly all of the world's 20 largest international container shipping lines.

This Press Release contains certain forward-looking statements regarding future circumstances. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements, including in particular the risks and uncertainties described in the company's SEC filings. The company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof.

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Note:  This press release and other press releases and information can be viewed at the Company's website at www.interpool.com.